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                                                                 EXHIBIT 8(a)



                         [Coopers & Lybrand Letterhead]




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-6 of Connecticut Mutual Variable Life Separate Account I of our report dated
March 1, 1996, on our audits of the supplemental financial statements of Massachusetts Mutual Life Insurance Company, which, as more fully described in our report, give retroactive effect to the merger of Massachusetts Mutual Life Insurance Company and Connecticut Mutual Life Insurance Company. We also consent to the reference to our Firm under the caption "Independent Accountants."




                                       /s/ Coopers & Lybrand L.L.P.


Springfield, Massachusetts
March 1, 1996